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                  UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549


                                      FORM 8-K


                                   CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported)  November 30, 1994
                                                         _________________
                                                         November 28, 1994

                         WESTERN GAS RESOURCES, INC.
                 __________________________________________________
               (Exact name of registrant as specified in its charter)




                  Delaware                 1-10389          84-1127613
       ____________________________   ___________     __________________
       (State or other jurisdiction   (Commission      (I.R.S Employer
        of incorporation)             File Number)   (Identification No.)


       12200 N. Pecos Street             Denver, Colorado      80234-3439
       __________________________________________________________________
       (Address of principal executive offices)               (Zip Code)




                                   (303) 452-5603
                 __________________________________________________
                (Registrant's telephone number, including area code)




                                     No Changes
        ______________________________________________________________
       (Former name, former address and former fiscal year, if changed since last report).
















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            ITEM 5.  OTHER EVENTS.

            The Company gave notice to the holder of all of the issued and outstanding shares of the Company's 7.25% Cumulative Senior Perpetual Convertible Preferred Stock that the Company will redeem all such shares on November 30, 1994 at an aggregate redemption price of approximately $42 million plus accrued dividends. The Company and the holder have agreed to extend the redemption date to February 28, 1995. The holder has the right on or prior to such redemption date to convert such shares into an aggregate of 2,090,000 shares of the Company's common stock. The Company is unable to predict whether redemption or conversion will occur.










































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                                     SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            WESTERN GAS RESOURCES, INC.
                                             __________________________
                                                    Registrant


            Date: November 29, 1994     By: /s/ WILLIAM J. KRYSIAK
                                        ___________________________
                                        William J. Krysiak
                                        Vice President Finance
                                        (Principal Financial and
                                         Accounting Officer)